Exhibit 4.2

Execution Version

SEVENTH SUPPLEMENTAL INDENTURE

among

CARRIZO OIL & GAS, INC.,

CCBM, INC.,

CHAMA PIPELINE HOLDING LLC

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

May 4, 2011

TABLE OF CONTENTS

ARTICLE ONE RELEASE OF SUBSIDIARY GUARANTORS		3

SECTION 101	Release of Subsidiary Guarantors	3

ARTICLE TWO MISCELLANEOUS PROVISIONS		3

SECTION 201	Integral Part	3
SECTION 202	General Definitions	3
SECTION 203	Adoption, Ratification and Confirmation	3
SECTION 204	Counterparts	3
SECTION 205	Governing Law	3
SECTION 206	The Trustee	4

CARRIZO OIL & GAS, INC.

SEVENTH SUPPLEMENTAL INDENTURE

SEVENTH SUPPLEMENTAL INDENTURE, dated as of May 4, 2011 (the “Seventh Supplemental Indenture”), among CCBM, Inc., a Delaware limited liability company (“CCBM”), Chama Pipeline Holding LLC, a Delaware limited liability company (“Chama”), Carrizo Oil and Gas, Inc., a Texas corporation (the “Company”), and Wells Fargo Bank, National Association (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company, certain of its Subsidiaries (including CCBM and Chama) and the Trustee heretofore executed and delivered an Indenture, dated as of May 28, 2008 (the “Original Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, the Company issued $373,750,000 aggregate principal amount of 4.375% Convertible Senior Notes due 2028 pursuant to the Original Indenture, as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”) thereto between the Company and the Trustee dated May 28, 2008 (the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture thereto dated as of May 14, 2009, the Third Supplemental Indenture thereto dated as of October 19, 2009 and the Fifth Supplemental Indenture thereto dated as of November 2, 2010, the “Indenture”);

WHEREAS, CCBM and Chama are parties to and Subsidiary Guarantors under the Indenture;

WHEREAS, Section 4.08 of the Indenture permits the release of the Guarantee of any Subsidiary Guarantor if such Subsidiary Guarantor no longer guarantees any Publicly Traded Debt Securities; and

WHEREAS, CCBM and Chama no longer guarantee any Publicly Traded Debt Securities of the Company, CCBM, Chama and the Company, pursuant to Section 4.08 of the Indenture, propose to amend and supplement the Indenture to release CCBM and Chama as Subsidiary Guarantors thereunder;

NOW, THEREFORE:

In consideration of the premises provided for herein, CCBM, Chama, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities as follows:

ARTICLE ONE

RELEASE OF SUBSIDIARY GUARANTORS

SECTION 101        Release of Subsidiary Guarantors.

Effective as of May 4, 2011, the parties agree that CCBM and Chama shall be released as parties to and as Subsidiary Guarantors under the Indenture and that CCBM and Chama shall have no further obligations or liabilities under the Indenture.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

SECTION 201        Integral Part.

This Seventh Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 202        General Definitions.

For all purposes of this Seventh Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

(b) the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Seventh Supplemental Indenture.

SECTION 203        Adoption, Ratification and Confirmation.

The Indenture, as supplemented and amended by this Seventh Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 204        Counterparts.

This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION 205        Governing Law.

THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 206        The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by CCBM, Chama and the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the day and year first written above.

CCBM, INC.

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

CHAMA PIPELINE HOLDING LLC

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President, Chief Financial Officer, Secretary and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President